UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2026

OneMeta Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-56565	20-5150818
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 South 400 East, Suite 200, Bountiful, UT	84010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 702-550-0122

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ONEI	OTCQB Marketplace

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Definitive Material Agreement

On February 11, 2026, OneMeta Inc. (the “Company”) entered into two promissory notes (the “Notes”) with aggregate principal of $200,000 with a maturity date of February 26, 2026 (the “Maturity Date”). The Company shall issue 125,000 shares of restricted common stock (the “Shares”) to each of the Note holders as interest. In the event principal of the Note and the Shares are not paid upon the Maturity Date, an additional 125,000 Shares shall be accrued and payable beginning on the day after the Maturity Date and each three month period thereafter that the principal of the Note and the Shares are not paid at the beginning of such three month period..

The foregoing descriptions of the Notes is not complete and is qualified in their entirety by reference to the full text of the form of Note, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in “Item 1.01 Entry into a Material Definitive Agreement” relating to the issuance of the Notes is incorporated by reference herein in its entirety.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
4.1	Form of Promissory Note
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONEMETA INC.

Date: February 18, 2026	By:	/s/ Saul Leal
Saul Leal
CEO

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